Exhibit 99

Investor Contact:	David Morimoto	Media Contact:	Ann Takiguchi Marcos
	SVP & Treasurer		VP & PR/Communications Manager
	(808) 544-0627		(808) 544-0685
	david.morimoto@centralpacificbank.com		ann.takiguchi@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS 14% INCREASE IN NET INCOME

HONOLULU, October 24, 2006 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, today reported net income for the third quarter of 2006 of $20.6 million, or $0.67 per diluted share, compared to $18.0 million, or $0.58 per diluted share reported in the third quarter of 2005 and $20.4 million or $0.66 per diluted share reported in the second quarter of 2006.  For the first nine months of 2006, CPF reported net income of $60.4 million, or $1.96 per diluted share, compared to $53.1 million, or $1.75 per diluted share, in the same period in 2005.

Operating earnings, defined as the Company’s net income excluding nonrecurring merger-related expenses, net of tax, for the third quarter of 2006 was $20.6 million, or $0.67 per diluted share, as compared to the $20.1 million, or $0.65 per diluted share, recorded during the same period in 2005.  There were no nonrecurring merger-related expenses in the third quarter or first nine months of 2006, compared to $2.1 million, net of tax, in the third quarter of 2005 and $3.3 million, net of tax, in the first nine months of 2005.  Year-to-date net income for 2006 included an after-tax charge of $1.3 million, or $0.04 per diluted share, in retirement expenses for a former senior executive recorded in the first quarter of 2006.

Third Quarter Highlights

•                  Record quarterly net income of $20.6 million.

•                  Loans and leases increased by $398.5 million or 11.8% from a year ago.

•                  Nonperforming assets to total assets improved to 0.15%, compared to 0.28% a year ago.

•                  Deposits, excluding brokered deposits, increased by $271.7 million or 7.9% from a year ago.

•                  Net interest margin held steady at 4.56% compared to the second quarter of 2006.

“Central Pacific posted another quarter of record earnings in the third quarter of 2006, with net income of $20.6 million and diluted earnings per share of $0.67,” commented Clint Arnoldus, President and Chief Executive Officer.  “We are pleased that we have achieved solid growth in loans and deposits over the past year, while at the same time maintaining a strong credit discipline and a stable net interest margin.”

Financial Highlights

Net interest income for the third quarter of 2006 was $53.1 million, an increase of 7.1% over the third quarter of last year and 1.8% over the second quarter of 2006.  The year-over-year growth in net interest income was attributable to a 7.9% increase in average interest earning assets, with the increase in interest and fees on loans outpacing the increase in funding costs.  The net interest margin was 4.56% for the third quarter of 2006, which was in line with the second quarter of 2006.  When compared to the third quarter of 2005, the net interest margin declined by four basis points as a result of the higher proportion of balances in relatively higher-rate time deposits and borrowings.

Asset quality remains strong, with nonperforming assets of $8.0 million reflecting a 42.9% decrease from year-ago levels, and loans delinquent for 90 days or more of $2.8 million declining by 72.5% from a year ago.  Provision for loan and lease losses in the third quarter of 2006 was $0.3 million, compared to $1.0 million in the third quarter of 2005 and 0.5 million in the second quarter of 2006, reflecting the improvement in asset quality.

Other operating income totaled $10.5 million for the third quarter of 2006, compared to $11.5 million in the year-ago quarter and $11.0 million in the second quarter of 2006.  The decrease from the prior periods was primarily due to declines in residential loan sale activity.  Mortgage origination activity for the third quarter of 2006 declined by approximately 20% compared to the previous quarter and is expected to remain at the current level for the remainder of 2006.

Other operating expense for the third quarter of 2006 was $31.2 million, compared to $32.3 million in the same quarter last year and $31.5 million in the second quarter of 2006.  Excluding the impact of nonrecurring merger-related expenses incurred in the third quarter of 2005, other operating expense for the third quarter of 2006 increased by 8.3%, reflecting the impact of the Central Pacific HomeLoans acquisition and the expensing of stock options, partially offset by a decrease in core deposit premium amortization.  The merger-related expenses reflected in the third quarter of 2005 included $2.7 million in severance and retention expenses, reported in salaries and employee benefits, and $0.8 million for an additional FDIC deposit insurance assessment, reported in other expense.

The Company’s efficiency ratio for the third quarter of 2006 was 47.03%, compared with 49.68% for the year-ago quarter and 47.76% for the second quarter of 2006.

The effective tax rate was 35.86% for the current quarter, compared to 35.05% in the year-ago quarter and 34.38% in the second quarter of 2006.  In the second quarter of 2006, the Company recognized $0.5 million in income tax benefit in connection with the resolution of an Internal Revenue Service audit.  The Company expects its effective tax rate to approximate 36% in the fourth quarter.

Asset Quality

Net loan charge-offs in the third quarter of 2006 totaled $0.6 million, compared to net loan recoveries of $0.1 million in the year-ago period and net loan charge-offs of $0.7 million in the second quarter of 2006.

At September 30, 2006, nonperforming assets totaled $8.0 million, or 0.15% of total assets, compared to $14.0 million or 0.28% of total assets at September 30, 2005 and $10.0 million or 0.19% of total assets at June 30, 2006.  The decrease in nonperforming assets during the third quarter of 2006 reflects the payoff of a $1.9 million commercial mortgage loan.

The allowance for loan and lease losses as a percentage of total loans and leases was 1.40% at September 30, 2006, compared to 1.57% a year ago and 1.43% at June 30, 2006.  “Our allowance for loan and lease losses reflects our solid asset quality and the continued economic strength in our markets,” commented Arnoldus. “While we are still in the process of assessing the full impact of the October 15th earthquake in Hawaii, there are no indications at this time of any significant damage or losses sustained by our customers or collateral properties.”

Balance Sheet Analysis

Total assets increased to $5.4 billion at September 30, 2006, compared to $5.0 billion at September 30, 2005 and $5.3 billion at June 30, 2006.

Total loans and leases of $3.8 billion at September 30, 2006 increased by $398.5 million, or 11.8%, from a year ago and by $75.8 million, or 2.1%, from June 30, 2006.  Our mainland loan production offices contributed approximately three-fourths of our loan growth during the third quarter of 2006, while one-fourth of our growth came from our Hawaii lending operations.

Total deposits of $3.8 billion at September 30, 2006 increased by $311.1 million, or 9.0%, from a year ago and by $117.8 million, or 3.2%, from June 30, 2006.  The increase during the third quarter of 2006 was primarily due to organic growth in all deposit categories, except noninterest-bearing demand deposits, and brokered deposits of $43.4 million.

Shareholders’ equity of $722.9 million at September 30, 2006, increased from $665.0 million a year ago and from $698.8 million at June 30, 2006.

Business and Earnings Outlook

Based on current economic and business conditions, management is forecasting diluted earnings per share for 2006 in the range of $2.62 to $2.67.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as being stated on an operating basis or which adjust for or exclude nonrecurring merger-related expenses, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure.  Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call Information

Central Pacific Financial Corp. will conduct a conference call today at 4:00 p.m. Eastern Time (10:00 a.m. Hawaii Time) to discuss the quarterly results.  To participate in the conference call, please dial 1-888-802-2268 or visit the investor relations page of the Company’s website at http://investor.centralpacificbank.com.  A playback of the call will be available through October 31, 2006 by dialing 1-888-203-1112 (passcode: 6228144) and on the Company’s website.

About Central Pacific Financial Corp.

Central Pacific Financial Corp. is the fourth largest financial institution in Hawaii with more than $5.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 38 branches and more than 90 ATMs throughout Hawaii.  For additional information, please visit our website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market; the impact of legislation affecting the banking industry; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; and the price of the Company’s stock.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year.  The Company does not update any of its forward-looking statements.

#####

CENTRAL PACIFIC FINANCIAL CORP.  AND SUBSIDIARIES

Financial Highlights - September 30, 2006

(Unaudited)

	Three months ended			Nine Months Ended
	September 30,		%	September 30,		%
(in thousands, except per share data)	2006	2005	Change	2006	2005	Change

INCOME STATEMENT
Net income	$20,603	$17,997	14.5%	$60,380	$53,104	13.7%
Operating earnings (1)	20,603	20,116	2.4%	60,380	56,434	7.0%
Per share data:
Diluted:
Net income	0.67	0.58	15.5%	1.96	1.75	12.0%
Operating earnings (1)	0.67	0.65	3.1%	1.96	1.86	5.4%
Cash dividends	0.23	0.19	21.1%	0.65	0.54	20.4%

PERFORMANCE RATIOS
Return on average assets (2)	1.56%	1.46%	1.54%	1.47%
Return on average assets - adjusted (1), (2)	1.56%	1.63%	1.54%	1.56%
Return on average shareholders’ equity (2)	11.52%	10.79%	11.50%	11.06%
Return on average shareholders’ equity - adjusted (1), (2)	11.52%	12.06%	11.50%	11.75%
Net income to average tangible shareholders’ equity (2)	21.44%	21.34%	21.92%	22.90%
Operating earnings to average tangible shareholders’ equity (1), (2)	21.44%	23.85%	21.92%	24.34%
Efficiency ratio (3)	47.03%	49.68%	48.41%	50.02%
Efficiency ratio - adjusted (1), (3)	47.03%	43.96%	48.41%	46.85%
Net interest margin (2)	4.56%	4.60%	4.58%	4.61%
Dividend payout ratio	34.33%	32.20%	32.83%	30.34%

	September 30,		%
	2006	2005	Change
BALANCE SHEET
Total assets	$5,378,890	$5,041,562	6.7%
Loans	3,765,081	3,366,620	11.8%
Loans, net	3,712,470	3,313,875	12.0%
Deposits	3,781,923	3,470,797	9.0%
Shareholders’ equity	722,938	665,008	8.7%
Book value per share	23.58	21.87	7.8%
Market value per share	36.58	35.18	4.0%
Tangible equity ratio	7.76%	6.97%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2006	2005	Change	2006	2005	Change
SELECTED AVERAGE BALANCES
Total assets	$5,287,570	$4,933,351	7.2%	$5,229,202	$4,814,843	8.6%
Interest-earning assets	4,713,773	4,367,604	7.9%	4,648,673	4,236,272	9.7%
Loans, net of unearned interest	3,722,846	3,301,377	12.8%	3,651,835	3,237,027	12.8%
Other real estate	—	—	—	—	57	-100.0%
Deposits	3,666,316	3,468,275	5.7%	3,637,433	3,398,566	7.0%
Interest-bearing liabilities	3,874,087	3,538,449	9.5%	3,800,528	3,460,028	9.8%
Shareholders’ equity	715,312	667,087	7.2%	700,202	640,191	9.4%

	September 30,		%
	2006	2005	Change
NONPERFORMING ASSETS
Nonaccrual loans	$8,024	$14,044	-42.9%
Other real estate	—	—	—
Total nonperforming assets	8,024	14,044	-42.9%
Loans delinquent for 90 days or more (still accruing interest)	2,809	10,199	-72.5%
Restructured loans (still accruing interest)	—	705	-100.0%
Total nonperforming assets, loans delinquent for 90 days or more (still accruing interest) and restructured loans (still accruing interest)	$10,833	$24,948	-56.6%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2006	2005	Change	2006	2005	Change
Loan charge-offs	$1,266	$1,341	-5.6%	$3,599	$4,751	-24.2%
Recoveries	663	1,429	-53.6%	1,924	3,876	-50.4%
Net loan charge-offs (recoveries)	$603	$(88)	-785.2%	$1,675	$875	91.4%
Net loan charge-offs to average loans (2)	0.06%	-0.01%		0.06%	0.04%

	September 30,
	2006	2005
ASSET QUALITY RATIOS
Nonaccrual loans to total loans	0.21%	0.42%
Nonperforming assets to total assets	0.15%	0.28%
Nonperforming assets, loans delinquent for 90 days or more(still accruing interest) and restructured loans (stillaccruing interest) to total loans & other real estate	0.29%	0.74%
Allowance for loan and lease losses to total loans and leases	1.40%	1.57%
Allowance for loan and lease losses to nonaccrual loans	655.67%	375.57%

(1)   Excludes nonrecurring merger-related expenses, net of tax (see Reconciliation of Non-GAAP Financial Measures)

(2)   Annualized

(3)         Efficiency ratio is derived by dividing other operating expense before amortization of intangible assets by net operating income (net interest income on a fully taxable equivalent basis plus other operating income before securities transactions).

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months	Nine Months
	Ended	Ended
(Dollars in thousands, except per share data)	September 30, 2005	September 30, 2005

Net income (a)	$17,997	$53,104
Nonrecurring merger-related expenses, net of tax	2,119	3,330
Net income, excluding nonrecurring merger-related expenses (b)	$20,116	$56,434

Basic earnings per share	$0.59	$1.78
Nonrecurring merger-related expenses, net of tax	0.07	0.11
Basic earnings per share, excluding nonrecurring merger-related expenses	$0.66	$1.89

Diluted earnings per share	$0.58	$1.75
Nonrecurring merger-related expenses, net of tax	0.07	0.11
Diluted earnings per share, excluding nonrecurring merger-related expenses	$0.65	$1.86

Return on average assets	1.46%	1.47%
Nonrecurring merger-related expenses, net of tax	0.17	0.09
Return on average assets, excluding nonrecurring merger-related expenses	1.63%	1.56%

Return on average equity	10.79%	11.06%
Nonrecurring merger-related expenses, net of tax	1.27	0.69

Return on average equity, excluding nonrecurring merger-related expenses	12.06%	11.75%

Net income to average tangible equity:

Average shareholders’ equity	$667,087	$640,191
Average intangible assets	(329,728)	(331,017)
Total tangible equity (c)	$337,359	$309,174

Net income to average tangible equity [ (a) annualized / (c) ]	21.34%	22.90%
Net income, excluding nonrecurring merger-related expenses, to average tangible equity [ (b) annualized / (c) ]	23.85%	24.34%

Efficiency ratio:

Net interest income on a fully taxable equivalent basis	$50,272	$146,521
Other operating income (excluding investment securities gains (losses))	11,497	28,106

Total operating revenue (d)	$61,769	$174,627

Other operating expense before amortization of core deposit premium (e)	$30,685	$87,353
Nonrecurring merger-related expenses	(3,529)	(5,545)

Total other operating expense, excluding nonrecurring merger-related expenses (f)	$27,156	$81,808

Efficiency ratio [ (e) / (d) ]	49.68%	50.02%
Efficiency ratio, excluding nonrecurring merger-related expenses [ (f) / (d) ]	43.96%	46.85%

Effective tax rate:

Net income before taxes (g)	$27,707	$79,052
Nonrecurring merger-related expenses	3,529	5,545
Net income before taxes, excluding nonrecurring merger-related expenses (h)	$31,236	$84,597

Income taxes (i)	$9,710	$25,948
Tax impact of nonrecurring merger-related expenses	1,410	2,215
Income taxes, excluding tax impact of nonrecurring merger-related expenses (j)	$11,120	$28,163

Effective tax rate [ (i) / (g) ]	35.05%	32.82%

Effective tax rate, excluding impact of merger-related expenses [ (j) / (h) ]	35.60%	33.29%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,
(in thousands, except per share data)	2006	2006	2005

ASSETS
Cash and due from banks	$110,554	$101,569	$111,223
Interest-bearing deposits in other banks	9,472	1,177	15,971
Federal funds sold	—	—	—
Investment securities:
Held to maturity, at cost (fair value of $65,821 at September 30, 2006, $66,903 at June 30, 2006, and $76,515 at September 30, 2005)	66,918	68,641	77,418
Available for sale, at fair value	832,255	825,682	871,942
Total investment securities	899,173	894,323	949,360

Loans held for sale	21,742	24,763	53,970
Loans and leases	3,765,081	3,689,287	3,366,620
Less allowance for loan and lease losses	52,611	52,914	52,745
Net loans and leases	3,712,470	3,636,373	3,313,875

Premises and equipment	76,909	76,368	72,982
Accrued interest receivable	25,631	23,474	20,787
Investment in unconsolidated subsidiaries	11,160	11,362	12,298
Due from customers on acceptances	271	383	202
Other real estate	—	—	—
Goodwill	298,121	297,251	299,232
Core deposit premium	32,872	33,846	37,450
Mortgage servicing rights	11,794	11,873	11,848
Bank-owned life insurance	101,101	100,021	67,799
Federal Home Loan Bank stock	48,797	48,797	48,797
Other assets	18,823	29,232	25,768
Total assets	$5,378,890	$5,290,812	$5,041,562

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$608,229	$673,784	$659,699
Interest-bearing demand	433,437	410,296	432,530
Savings and money market	1,204,488	1,169,874	1,136,418
Time	1,535,769	1,410,206	1,242,150
Total deposits	3,781,923	3,664,160	3,470,797

Short-term borrowings	58,773	104,897	114,448
Long-tem debt	730,784	742,907	709,685
Bank acceptances outstanding	271	383	202
Minority interest	13,515	13,143	13,541
Other liabilities	70,686	66,504	67,881
Total liabilities	4,655,952	4,591,994	4,376,554

Shareholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—
Common stock, no par value; authorized 100,000,000 shares; issued and outstanding 30,659,972 shares at September 30, 2006, 30,480,230 shares at June 30, 2006, and 30,412,482 shares at September 30, 2005	430,204	427,747	427,458
Surplus	50,612	49,723	46,362
Retained earnings	258,880	245,322	204,765
Deferred stock awards	—	—	(280)
Accumulated other comprehensive loss	(16,758)	(23,974)	(13,297)
Total shareholders’ equity	722,938	698,818	665,008

Total liabilities and shareholders’ equity	$5,378,890	$5,290,812	$5,041,562

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Quarter to Date			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except per share data)	2006	2006	2005	2006	2005

Interest income:
Interest and fees on loans and leases	$72,444	$67,606	$56,366	$204,603	$161,338
Interest and dividends on investment securities:
Taxable interest	8,486	8,947	8,980	25,996	24,377
Tax-exempt interest	1,227	1,277	1,297	3,822	3,932
Dividends	153	8	93	264	228
Interest on deposits in other banks	79	54	37	306	242
Interest on federal funds sold and securities purchased under agreements to resell	31	2	87	85	166
Dividends on Federal Home Loan Bank stock	—	—	—	—	272

Total interest income	82,420	77,894	66,860	235,076	190,555

Interest expense:
Interest on deposits	19,155	16,464	9,969	49,424	26,491
Interest on short-term borrowings	1,221	583	319	2,035	1,159
Interest on long-term debt	8,949	8,680	6,998	26,163	18,501

Total interest expense	29,325	25,727	17,286	77,622	46,151

Net interest income	53,095	52,167	49,574	157,454	144,404
Provision for loan and lease losses	300	525	1,000	1,350	2,917
Net interest income after provision for loan and lease losses	52,795	51,642	48,574	156,104	141,487

Other operating income:
Income from fiduciary activities	740	740	649	2,157	1,763
Service charges on deposit accounts	3,570	3,457	3,383	10,563	8,281
Other service charges and fees	2,994	2,995	2,915	8,993	8,288
Equity in earnings of unconsolidated subsidiaries	90	147	251	421	541
Fees on foreign exchange	207	212	188	601	594
Investment securities gains (losses)	—	(19)	(23)	(19)	1,423
Income from bank-owned life insurance	1,085	785	522	2,794	1,670
Loan placement fees	464	494	738	1,256	1,169
Gains on sales of loans	680	1,115	1,617	4,133	3,039
Other	715	1,034	1,234	2,770	2,761

Total other operating income	10,545	10,960	11,474	33,669	29,529

Other operating expense:
Salaries and employee benefits	17,451	17,615	17,594	54,128	48,046
Net occupancy	2,399	2,301	2,516	6,974	7,560
Equipment	1,171	1,280	1,196	3,624	3,721
Amortization of core deposit premium	974	974	1,656	2,922	4,611
Communication expense	1,186	1,208	947	3,562	3,100
Legal and professional services	1,985	2,323	1,600	6,174	5,960
Computer software expense	716	647	553	1,956	2,221
Advertising expense	515	528	662	1,789	1,920
Other	4,819	4,582	5,617	15,324	14,825

Total other operating expense	31,216	31,458	32,341	96,453	91,964

Income before income taxes	32,124	31,144	27,707	93,320	79,052
Income taxes	11,521	10,706	9,710	32,940	25,948

Net income	$20,603	$20,438	$17,997	$60,380	$53,104

Per share data:
Basic earnings per share	$0.67	$0.67	$0.59	$1.98	$1.78
Diluted earnings per share	0.67	0.66	0.58	1.96	1.75
Cash dividends declared	0.23	0.21	0.19	0.65	0.54

Basic weighted average shares outstanding (000’s)	30,532	30,466	30,401	30,465	29,804
Diluted weighted average shares outstanding (000’s)	30,838	30,783	30,836	30,790	30,266

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES

Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2005			September 30, 2006			September 30, 2005
	Average	Average		Average	Average		Average	Average		Average	Average
(in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest

Assets:
Interest earning assets:
Interest-bearing deposits in other banks	$6,537	4.83%	$79	$5,176	2.86%	$37	$9,595	4.25%	$306	$13,677	2.36%	$242
Federal funds sold & securities purchased under agreements to resell	2,332	5.32%	31	10,255	3.39%	87	2,384	4.75%	85	7,795	2.84%	166
Investment securities (1) (2)	933,261	4.51%	10,527	1,001,998	4.42%	11,068	936,062	4.58%	32,140	929,040	4.40%	30,654
Loans, net of unearned income (3)	3,722,846	7.78%	72,444	3,301,377	6.83%	56,366	3,651,835	7.47%	204,603	3,237,027	6.65%	161,338
Federal Home Loan Bank stock	48,797	—	—	48,797	—	—	48,797	—	—	48,733	0.74%	272
Total interest earning assets	4,713,773	7.05%	83,081	4,367,603	6.19%	67,558	4,648,673	6.80%	237,134	4,236,272	6.06%	192,672
Nonearning assets	573,797			565,748			580,529			578,571
Total assets	$5,287,570			$4,933,351			$5,229,202			$4,814,843

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$424,611	0.13%	$136	$430,737	0.14%	$156	$426,299	0.13%	$428	$429,238	0.18%	$578
Savings and money market deposits	1,170,817	1.70%	4,969	1,166,751	0.75%	2,196	1,129,638	1.38%	11,667	1,140,420	0.63%	5,353
Time deposits under $100,000	578,530	3.04%	4,392	534,561	2.00%	2,670	580,574	2.75%	11,956	545,445	1.92%	7,840
Time deposits $100,000 and over	878,472	4.40%	9,658	687,811	2.88%	4,947	858,420	3.94%	25,373	658,858	2.57%	12,720
Short-term borrowings	85,843	5.69%	1,221	29,804	4.28%	319	51,302	5.29%	2,035	52,550	2.94%	1,159
Long-term debt	735,814	4.86%	8,949	688,784	4.06%	6,998	754,295	4.62%	26,163	633,517	3.89%	18,501
Total interest-bearing liabilities	3,874,087	3.03%	29,325	3,538,448	1.95%	17,286	3,800,528	2.72%	77,622	3,460,028	1.78%	46,151
Noninterest-bearing deposits	613,886			648,414			642,502			624,605
Other liabilities	84,285			79,402			85,970			90,019
Stockholders’ equity	715,312			667,087			700,202			640,191
Total liabilities & stockholders’ equity	$5,287,570			$4,933,351			$5,229,202			$4,814,843
Net interest income		$53,756			$50,272				$159,512			$146,521

Net interest margin		4.56%			4.60%			4.58%			4.61%

(1)          At amortized cost.

(2)          Includes taxable equivalent basis adjustment based upon a statutory rate of 35%.

(3)          Includes nonaccrual loans.